Exhibit 10.7                                                     Annex K

                               CONTINUING GUARANTY

     THIS CONTINUING GUARANTY (this "Guaranty") dated as of _______ ___, 1998, is executed and delivered by Max Munn and Laurie Munn, his wife ("Guarantors") in favor of Bentley International, Inc., a Missouri corporation ("Beneficiary").

     (i) Guaranty. Guarantors irrevocably and unconditionally guarantee to Beneficiary full and indefeasible payment of all indebtedness owed by Interiors, Inc., a Delaware corporation ("Obligor"), to Beneficiary under (i) that certain promissory note dated of even date herewith, in the principal amount of $2,000,000 and (ii) that certain promissory note dated of even date herewith, in the principal amount of $3,300,000 (collectively, the "Notes"), including all principal and interest (including any interest which, but for the application of the provisions of the United States Bankruptcy Code, would have accrued on such amounts), when and as the same shall become due and payable, whether at maturity, acceleration, or otherwise; it being the intent of Guarantors that this is a guaranty of payment (the "Guaranteed Obligations"). This Guaranty is a continuing guaranty. In the event that Obligor fails to timely make any payment of any Guaranteed Obligations, Guarantors immediately shall cause such payment to be made. Guarantors agree that a separate action may be brought against Guarantors, and each of them, whether such action is brought against Obligor or whether Obligor is joined in such action. Guarantors agree that Beneficiary shall be under no obligation to marshal any assets of Obligor in favor of Guarantors, or any of them, or against or in payment of any or all of the Guaranteed Obligations.

     (ii) Joint and Several Obligation. The obligations of Guarantors under this Guaranty are joint and several.

     (iii) Waivers.  To the maximum extent permitted by law,  Guarantors  waive:
(1) notice of acceptance hereof; (2) notice of any adverse change in the financial condition of Obligor or of any other fact that might increase Guarantors'



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risk hereunder;  (3) notice of presentment  for payment,  demand,  protest,  and notice thereof as to the Notes; (4) all other notices and demands to which Guarantors might otherwise be entitled; (5) the right by statute or otherwise to require Beneficiary to institute suit against Obligor or to exhaust any rights and remedies which Beneficiary has or may have against Obligor; (6) any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully indefeasibly paid) of Obligor or by reason of the cessation from any cause whatsoever of the liability of Obligor in respect thereof; (7) any rights to assert against Beneficiary any defense (legal or equitable), set-off, counterclaim, or claim which Guarantors may now or at any time hereafter have against Obligor or any other party liable to Beneficiary, whether or not arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (8) any defense arising by reason of any claim or defense based upon an election of remedies by Beneficiary; and (9) the benefit of any statute of limitations affecting Guarantor's liability hereunder.

     (iv) Releases. Guarantors consent and agree that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Beneficiary may, by action or inaction: (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Notes; (b) release all or any one or more parties to the Notes; or (c) release or substitute any Guarantor, if any, of the Guaranteed Obligations, or enforce, exchange, release, or waive any security for the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations, or any portion thereof.

     (v) Restriction on Transfer of Assets. Guarantors covenant and agree with Beneficiary that they shall not transfer or convey any of their assets for less than the fair market value thereof unless and until the Guaranteed Obligations have been satisfied in full.


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     (vii) Financial Condition of Obligor.  Guarantors agree to keep informed of
Obligor's financial condition.

                              (ix)   Miscellaneous.

     (a) Any provision of this Guaranty which is prohibited or unenforceable under applicable law, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. This Guaranty constitutes the entire agreement between Guarantors and Beneficiary pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by both Guarantor and Representative. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     (b) Each party hereto irrevocably submits to the jurisdiction of the courts of the State of Missouri and the United States District Court for the Eastern District of Missouri for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Guaranty and the transactions contemplated hereby and to the laying of venue in any such court. Each party hereto irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (c) All notices and other communications under or in connection with this Guaranty shall be in writing and shall be deemed given (i) if delivered personally, upon delivery, (ii) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (iii) if given by facsimile, upon confirmation of transmission by facsimile, in each case to the parties at the following addresses:

                                            If to Guarantors addressed to:

                                    c/o Interiors, Inc.


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                                    320 Washington Street
                                    Mt. Vernon, New York 10553-1017
                                    Facsimile: (914) 665-5469

                                    Attention: Mr. Max Munn

                                    With copies to:

                                    Paul, Hastings, Janofsky & Walker LLP
                                    Twenty-Third Floor
                                    555 South Flower Street
                                    Los Angeles, California 90071
                                    Facsimile:  (213) 627-0705

                                    Attention: Arthur L. Zwickel, Esq.

                                    If to the Shareholder, addressed
                                    to:

                                    Mr. Lloyd R. Abrams, Pres.
                                    Bentley International, Inc.
                                    9719 Conway Road
                                    St. Louis, MO 63124
                                    Facsimile: 314-569-1512

                                    With a copy to:

                                    Richard B. Rothman, Esq.
                                    Riezman & Blitz, P.C.
                                    7700 Bonhomme Ave.  7th Floor
                                    St. Louis, MO 63105
                                    Facsimile: 314-727-6458

     IN WITNESS WHEREOF, Guarantors have executed and delivered this Guaranty as of the date set forth in the first paragraph hereof.




LAURIE MUNN

"Guarantor"



MAX MUNN
"Guarantor"




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

STATE OF ________ )
                  )  SS.
COUNTY OF ______  )

     On this _____ day of __________, 1998, before me personally appeared LAURIE MUNN, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that she executed the same as her free act and deed.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

My Commission Expires: _______                           _______________________
                                                                 Notary Public


STATE OF ________ )
                  )  SS.
COUNTY OF ______  )

     On this _____ day of __________, 1998, before me personally appeared MAX MUNN, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.


My Commission Expires: _______                           _______________________
                                                                 Notary Public


APPROVED:

Bentley International, Inc.



By:
         An Authorized Officer


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